EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of zulily, inc. (“zulily”) on Form 10-Q for the quarterly period ended June 28, 2015, to which this certification is attached as Exhibit 32.1 (the “Report”), Darrell Cavens, President and Chief Executive Officer of zulily, and Brian L. Swartz, Senior Vice President and Chief Financial Officer of zulily, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of zulily.

Date: August 5, 2015	/s/ Darrell Cavens
Darrell Cavens
President and Chief Executive Officer (Principal Executive Officer)

Date: August 5, 2015	/s/ Brian L. Swartz
Brian L. Swartz
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of zulily under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.